Exhibit 13

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF
FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(b)/RULE 15d-14(b) UNDER THE EXCHANGE ACT
AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Stratasys Ltd. (the “Company”) on Form 20-F for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ilan Levin, Chief Executive Officer of the Company, and Lilach Payorski, Chief Financial Officer of the Company, certify, pursuant to Rule 13a-14(b)/Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended and 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 9, 2017

By	/s/ Ilan Levin
Ilan Levin
Chief Executive Officer

By	/s/ Lilach Payorski
Lilach Payorski
Chief Financial Officer